Exhibit 99.1

NEWS RELEASE
For more information contact:

FEI Company
Jason Willey
Sr. Director, Investor Relations and Corporate Development
(503) 726-2533
jason.willey@fei.com

FEI Reports First Quarter 2016 Results
Record First Quarter Bookings of $272 Million and Backlog of $656 Million

HILLSBORO, Ore. May 4, 2016 - FEI Company (NASDAQ: FEIC) today reported results for the first quarter of 2016. First quarter revenue of $229 million was up 3.5% compared with $221 million for the first quarter of 2015. First quarter organic revenue was down 1.8% compared with the first quarter of 2015. The company’s backlog of orders at the end of the first quarter of 2016 was a record $656 million compared with $510 million at the end of the first quarter of 2015, and $591 million at the end of the fourth quarter of 2015. Bookings for the first quarter of 2016 were $272 million, resulting in a book-to-bill ratio of 1.19-to-1.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States (GAAP) were $0.56 for the first quarter of 2016, compared with $0.66 in the first quarter of 2015. Net income for the quarter was $23 million compared with $28 million in the first quarter of 2015.
Gross margin for the first quarter was 46.9%, compared with 47.7% for the first quarter of 2015. Operating margin was 13.3% for the first quarter of 2016 compared to 16.4% for the first quarter of 2015. Adjusted EBITDA for the first quarter of 2016 was $41 million compared with $45 million for the first quarter of 2015. A reconciliation of adjusted EBITDA to GAAP operating income is included in a table attached to this press release.
Reported revenue from the December 2015 acquisition of DCG Systems, Inc. was $14 million during the first quarter of 2016. The DCG business had an 80 basis point negative impact on gross margin and $1.8 million negative impact on net income, or $0.04 per share, during the first quarter of 2016.
Net cash provided by operating activities for the first quarter of 2016 was $28 million, up from $23 million for the first quarter of 2015. During the quarter, the company paid cash dividends of $12 million, invested $6.1 million in plant and equipment and repurchased 12,599 shares of its common stock at an average price of $74.87.
“We had a solid start to 2016,” commented Don Kania, president and CEO. “Our Science Group drove record first quarter orders, underpinned by robust cryo-EM activity as customer enthusiasm for our structural biology solutions continues to build.
“Our record backlog positions us for accelerated revenue and profitability growth as 2016 progresses. In the semiconductor market, we expect a healthier spending environment in the second quarter and the back half of the year.”

Outlook
For the second quarter of 2016, the company expects reported revenue to be in the range of $250 million to $260 million. On an organic basis, excluding revenue from DCG and potential foreign exchange impacts, second quarter 2016 revenue is expected to grow in the range of 5.0% to 8.0% compared with the second quarter of 2015. Second quarter GAAP earnings per fully diluted share are expected to be in the range of $0.80 to $0.90. This range is based on an expected tax rate for the quarter of approximately 21%.
For full year 2016, the company continues to expect reported revenue to be in the range of $1.02 billion to $1.05 billion. On an organic basis, excluding revenue from DCG and potential foreign exchange impacts, revenue is expected to grow in the range of 3.5% to 6.5%, compared with 2015. Adjusted EBITDA is expected to be in the range of $235 million to $245 million. GAAP earnings per fully diluted share are expected to be in the range of $3.55 to $3.70. This range is based on an expected tax rate for the full year of approximately 21%.
Investor Conference Call - 2:00 p.m. Pacific Time, Wednesday, May 4, 2016
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-877-407-8293 (U.S., toll-free) or +1-201-689-8349 (international and toll), with the conference title: FEI First Quarter Earnings Conference Call. The call can also be accessed via the web by going to FEI's Investor Relations page at http://investor.fei.com/event, where the webcast will also be archived.
Non-GAAP Financial Measures
This press release includes Adjusted EBITDA, a non-GAAP financial measure. The company calculates Adjusted EBITDA by excluding depreciation, amortization, certain restructuring costs, and certain integration costs from GAAP operating income. Reconciliations of Adjusted EBITDA to GAAP operating income are included in a table attached to this press release. Investors and potential investors are encouraged to review these reconciliations.
FEI's management uses this non-GAAP financial measure because it excludes items that are generally not directly related to the performance of the company's core business operations and therefore provides useful supplemental information to management and investors regarding the performance of the company's business operations, facilitates comparisons to the company's historical operating results, and enhances investors' ability to review the company’s business from the same perspective as management.
The non-GAAP financial measures that are provided are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures and other companies may calculate similar non-GAAP financial measures differently.
With respect to the outlook for the full year 2016, due to the variability of certain items that affect GAAP operating income over the course of the year, the company is unable to provide a reasonable estimate of GAAP operating income for the year or a corresponding reconciliation of the Adjusted EBITDA estimate for the year. GAAP operating income will be less than Adjusted EBITDA for the year.
Safe Harbor Statement
This news release contains forward-looking statements that include guidance for revenue, Adjusted EBITDA and/or earnings per share for the second quarter of 2016 and/or full year 2016, the impact of certain items on our results for these periods, statements regarding our sources of revenue, our investments and expenditures, foreign currency exchange rates, assumptions about tax rates, the allocation of our resources and expenditures, expectations for DCG, expected customer activity and developments, trends, and opportunities in certain markets. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as “guidance”, “guiding”, “forecast”, “toward”, “plan”, “expect”, “are expected”, “is expected”, “believe”, “anticipate”, “will”, “projecting”, “look forward”, “continue to see”, “outlook” and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to: the global economic environment, particularly continued slower growth in China and emerging markets; lower than expected customer orders, including for recently-introduced products; potential weakness of the Science and Industry market segments, including continued weakness in the oil and gas sector of the Industry Group segment; fluctuations in foreign exchange rates, which, among other things, can affect revenues, margins, bookings, backlog and the competitive pricing of our products; cyclical and other changes and increased volatility in the semiconductor industry, which is a major component of Industry Group market segment revenue; failure to achieve the anticipated benefits of the DCG acquisition; changes in backlog and the timing of shipments from backlog, which may create forecasting challenges; potential delayed or reduced governmental spending to support expected orders, including delayed orders and revenue from Chinese government-controlled or related entities; potential disruption in the company's operations due to organizational changes; the relative mix of higher-margin and lower-margin products; potential for increased volatility and challenges in forecasting resulting from larger sales transactions, cancellations and rescheduling of orders by customers; risks associated with a high percentage of the company's revenue coming from book and ship business, when the order for a product is placed by the customer in the same quarter as the planned shipment, and risks associated with building and shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; delays in meeting all accounting requirements for revenue recognition; the ongoing determination of the effectiveness of foreign exchange hedge transactions; the relative mix of U.S. and non-U.S. sales; additional costs related to future merger and acquisition activity; failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate acquisitions successfully; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; potential disruption in manufacturing or unexpected additional costs due to the transition from older to newer products; failure to achieve improved operational efficiency and other benefits from infrastructure investments and restructuring activities; potential additional restructurings, realignments and reorganizations; inability to deploy products as expected or delays in shipping products due to technical problems or barriers; bankruptcy or insolvency of customers or suppliers; and changes in U.S. and foreign tax rates and laws, accounting rules regarding taxes or agreements with tax authorities. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 3,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 3, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$328,076	$300,911
Restricted cash	16,272	19,119
Receivables, net	216,623	213,128
Inventories, net	199,812	170,513
Deferred tax assets	—	10,566
Other current assets	63,719	33,614
Total current assets	824,502	747,851
Long-term investments in marketable securities	8,940	8,677
Long-term restricted cash	22,544	22,113
Property plant and equipment, net	165,709	155,608
Intangible assets, net	64,996	35,943
Goodwill	258,240	145,607
Deferred tax assets	12,885	6,719
Long-term inventories	54,981	47,109
Other assets, net	23,072	180,222
Total Assets	$1,435,869	$1,349,849
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$64,339	$58,708
Accrued payroll liabilities	40,170	38,643
Accrued warranty reserves	15,424	14,107
Deferred revenue	120,633	101,155
Income taxes payable	6,683	12,124
Accrued restructuring and reorganization	516	655
Other current liabilities	60,341	52,630
Total current liabilities	308,106	278,022
Long-term deferred revenue	46,343	44,745
Other liabilities	45,470	37,006
Shareholders’ Equity:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—
Common stock - 70,000 shares authorized; 40,860 and 40,855 shares issued and outstanding, no par value	537,645	533,062
Retained earnings	548,693	538,053
Accumulated other comprehensive loss	(50,388)	(81,039)
Total shareholders’ equity	1,035,950	990,076
Total Liabilities and Shareholders’ Equity	$1,435,869	$1,349,849

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Net Sales:
Products	$162,278	$164,059
Service	66,366	56,757
Total net sales	228,644	220,816
Cost of Sales:
Products	82,665	81,501
Service	38,707	34,044
Total cost of sales	121,372	115,545
Gross profit	107,272	105,271
Operating Expenses:
Research and development	27,645	23,322
Selling, general and administrative	49,239	45,822
Restructuring and reorganization	(102)	(121)
Total operating expenses	76,782	69,023
Operating Income	30,490	36,248
Other Expense, Net	(1,091)	(967)
Income Before Income Taxes	29,399	35,281
Income Tax Expense	6,497	7,269
Net Income	$22,902	$28,012
Basic Net Income Per Share	$0.56	$0.67
Diluted Net Income Per Share	$0.56	$0.66
Weighted Average Shares Outstanding:
Basic	40,858	41,796
Diluted	41,202	42,185

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)
	April 3, 2016	March 29, 2015
Net Sales:
Products	71.0%	74.3%
Service	29.0	25.7
Total net sales	100.0%	100.0%
Cost of Sales:
Products	36.2%	36.9%
Service	16.9	15.4
Total cost of sales	53.1%	52.3%
Gross Margin:
Products	49.1%	50.3%
Service	41.7	40.0
Gross margin	46.9%	47.7%
Operating Expenses:
Research and development	12.1%	10.6%
Selling, general and administrative	21.5	20.8
Restructuring and reorganization	—	(0.1)
Total operating expenses	33.6%	31.3%
Operating Income	13.3%	16.4%
Other Expense, Net	(0.5)%	(0.4)%
Income Before Income Taxes	12.9%	16.0%
Income Tax Expense	2.8%	3.3%
Net Income	10.0%	12.7%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Net Income	$22,902	$28,012
Depreciation	6,793	5,981
Amortization	3,655	2,890
Stock-based compensation	5,839	5,949
Other changes in working capital	(11,048)	(19,708)
Net cash provided by operating activities	28,141	23,124
Acquisition of property, plant and equipment	(6,140)	(5,192)
Payments for acquisitions, net of cash acquired	—	(5,377)
Other investing activities	4,029	(5,317)
Net cash used in investing activities	(2,111)	(15,886)
Dividends paid on common stock	(12,260)	(10,450)
Repurchases of common stock	(943)	(8,296)
Other financing activities	2,415	3,022
Net cash used in financing activities	(10,788)	(15,724)
Effect of exchange rate changes	11,923	(23,765)
Increase (decrease) in cash and cash equivalents	27,165	(32,251)
Cash and Cash Equivalents:
Beginning of period	300,911	300,507
End of period	$328,076	$268,256
Supplemental Cash Flow Information:
Cash paid for income taxes, net	$16,678	$5,942
Increase (decrease) in fixed assets related to transfers from inventories	2,394	(901)
Accrued purchases of plant and equipment	1,192	398
Dividends declared but not paid	12,258	10,450
Accrued repurchases of common stock	—	1,785

FEI Company and Subsidiaries
Adjusted EBITDA Reconciliation
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
GAAP Operating Income	$30,490	$36,248
Add: Depreciation	6,793	5,981
Add: Amortization	3,655	2,890
EBITDA	40,938	45,119
Add: Restructuring costs	(102)	(121)
Add: Integration costs (1)	431	—
Adjusted EBITDA	$41,267	$44,998

(1) Integration costs are included in selling, general and administrative expenses in our consolidated statements of operations.

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Income Statement Highlights:
Consolidated sales	$228.6	$220.8
Gross margin	46.9%	47.7%
Net income	$22.9	$28.0
Diluted net income per share	$0.56	$0.66
Sales and Bookings Highlights:
Sales by Segment
Industry Group	$121.9	$111.9
Science Group	106.7	108.9
Sales by Geography
USA & Canada	$75.3	$64.9
Europe	61.1	54.6
Asia-Pacific and Rest of World	92.2	101.3
Gross Margin by Segment
Industry Group	49.4%	50.6%
Science Group	44.1	44.7
Bookings and Backlog
Bookings - Total	$272.1	$215.9
Book-to-bill Ratio	1.19	0.98
Backlog - Total	$656.1	$509.7
Backlog - Service	189.5	167.8
Bookings by Segment
Industry Group	$111.6	$137.1
Science Group	160.5	78.8
Bookings by Geography
USA & Canada	$122.2	$52.4
Europe	55.9	38.3
Asia-Pacific and Rest of World	94.0	125.2
Balance Sheet and Other Highlights:
Cash, equivalents, investments, restricted cash	$375.8	$470.7
Days sales outstanding (DSO)	86	97
Days in inventory	178	174
Days in payables (DPO)	48	57
Cash Cycle (DSO + Days in Inventory - DPO)	216	214
Working capital	$516.4	$471.4
Headcount (permanent and temporary)	3,080	2,738
Euro average rate	1.10	1.13
Euro ending rate	1.14	1.09
Yen average rate	116.12	118.92
Yen ending rate	112.03	119.19